UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2006

HD PARTNERS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32890	20-3893077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2601 Ocean Park Blvd., Suite 320
Santa Monica, California		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 452-8300 Extension 111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On June 7, 2006, the initial public offering (“IPO”) of 18,750,000 Units (“Units”) of HD Partners Acquisition Corporation (the “Company”) was consummated. Each Unit consists of one share of Common Stock, $.001 par value per share (“Common Stock”), and one Warrant (“Warrant”), each to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $150,000,000.

Concurrently with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) of 2,250,000 warrants (the “Private Placement Warrants”) to certain of its officers and directors, generating gross proceeds of $2,250,000. The Private Placement Warrants were sold at $1.00 per warrant and are substantially similar to the Warrants contained in the Units sold in the IPO.

Upon closing of the IPO and the Private Placement, $142,575,000 (or $7.604 per share), was placed in trust. Audited financial statements as of June 7, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit 99.1	Audited Financial Statements

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 7, 2006	HD PARTNERS ACQUISITION CORPORATION

		By:	/s/ Eddy W. Hartenstein
Eddy W. Hartenstein
President and Chief Executive Officer